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                                    EXHIBIT A

                                       TO

                    SHAREHOLDER SERVICE, DIVIDEND DISBURSING
                          AND TRANSFER AGENT AGREEMENT
                                     BETWEEN
                              FBL SERIES FUND, INC.
                                       AND
                     FBL INVESTMENT ADVISORY SERVICES, INC.
                                SEPTEMBER 1, 1997

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
ANNUAL PER ACCOUNT MAINTENANCE FEES:
         High Grade Bond Portfolio                                   $9.00
         High Yield Bond Portfolio                                    9.00
         Money Market Portfolio                                       9.00
         Managed Portfolio                                            8.00
         Blue Chip Portfolio                                          7.00
         Growth Common Stock Portfolio                                7.00

ACTIVITY FEES:
         CDSC                                                        $1.40
         Closed Account Fee                                           1.50
         New Account Set Up                                           3.00
         Transaction Fee                                              1.00
         ACH Fee                                                       .25
         Telephone Call                                               1.00
         Letter Fee                                                   1.50
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The annual account maintenance, CDSC and closed account fees are payable monthly at the rate of 1/12 of the annual fee per fund portfolio account. Activity fees will be paid monthly.

In addition, each Fund Portfolio will pay each month out-of-pocket expenses incurred or advances made by FBL Investment Advisory Services, Inc. under the Shareholder Service, Dividend Disbursing and Transfer Agent Agreement. These items include, but are not limited to, postage, envelopes, checks, continuous forms, reports and statements, telephone, telegraph, stationary, supplies, costs of outside mailing firms, record storage and media for storage of records (e.g., microfilm, computer tapes).

Executed this 1st day of December, 1997.

                                    FBL SERIES FUND, INC.

Attest:  /s/ Dennis M. Marker       /s/ Stephen M. Morain
         Dennis M. Marker           --------------------------
         Its Assistant Secretary    Stephen M. Morain
                                    Its Senior Vice President, General Counsel
                                    and Assistant Secretary


                                    FBL INVESTMENT ADVISORY SERVICES, INC.

Attest:  /s/ Dennis M. Marker       /s/ William J. Oddy
         Dennis M. Marker           ---------------------------
         Its Secretary              William J. Oddy
                                    Its Vice President, Chief Operating Officer
                                    and Assistant General Manager